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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K



CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 17, 1997



                         COMMISSION FILE NUMBER 0-27130


                            NETWORK APPLIANCE, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


         CALIFORNIA                                77-0307520
(State or other jurisdiction                       (IRS Employer
of incorporation)                                  Identification No.)


2770 SAN TOMAS EXPRESSWAY, SANTA CLARA, CALIFORNIA     95051
(Address of principal executive offices)               (Zip Code)

Company's telephone number, including area code: (408) 367-3000
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         (a) On March 17, 1997, the Registrant acquired Internet Middleware
Corporation ("IMC"), a California corporation, by statutory merger (the
"Merger"). The Merger was accomplished pursuant to the Agreement and Plan of Reorganization, dated as of March 17, 1997, among the Registrant and IMC, and a related Agreement of Merger (collectively, the "IMC Merger Agreements"). The
Merger of IMC with and into the Registrant occurred following the approval of the IMC Merger Agreements by the shareholders of IMC by written consent which was received on March 17, 1997 and by satisfaction of certain other closing conditions. As a result of the Merger, each outstanding share of IMC Common
Stock was converted into 0.0345267 of a share of the Registrant's Common Stock.
Each outstanding option to purchase shares of IMC Common Stock was assumed by the Registrant and converted into an option to purchase 0.0345267 of a share of the Registrant's Common Stock.

         A total of approximately 187,023 shares of the Registrant's Common
Stock and options to purchase shares of the Registrant's Common Stock were issued to IMC shareholders and optionholders in exchange for the acquisition by the Registrant of all outstanding IMC Common Stock and all unexpired and unexercised options to acquire IMC Common Stock. Pursuant to the Merger, certain key employees of IMC who will continue as employees of the Registrant were granted options to purchase shares of the Registrant's Common Stock at a discount to the market price of the Registrant's Common Stock immediately preceding the Merger. The securities issued to IMC shareholders and optionholders were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities
Act"). Under terms of the Merger, the Registrant will register the shares and options issued to IMC shareholders and optionholders with the Securities and Exchange Commission.

         The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and will be accounted for as a purchase. A copy of the press release announcing the consummation of the Merger is attached hereto as Exhibit 99.1.

         (b) IMC was founded in 1996 to develop and commercialize
Internet/Intranet proxy caching software. The Registrant intends to continue such business and to incorporate the IMC software into its existing products.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statements of Businesses Acquired

         None of the required financial statements are currently available.
         Pursuant to paragraph (a)(4) of Item 7, the required financial statements will be filed as soon as practicable, but not later than May 31, 1997, unless waived.

         (b) Pro Forma Financial Information

         None of the required pro forma financial information is currently available. Pursuant to paragraph (b)(2) of Item 7, the required pro forma financial information will be filed as soon as practicable, but not later than May 31, 1997, unless waived.





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         (c) Exhibits

        2.1 Agreement and Plan of Reorganization, dated as of March 17, 1997, between the Registrant and Internet Middleware Corporation, a California corporation.

        2.2  Agreement of Merger between the Registrant and Internet
             Middleware Corporation as filed with the California Secretary of State on March 17, 1997.

        2.3 Stock Option Agreement between the Registrant and certain former employees of Internet Middleware Corporation.

       99.1 Press release of the Registrant, dated March 17, 1997, announcing the completion of the Registrant's acquisition of Internet
             Middleware Corporation.





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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NETWORK APPLIANCE, INC.


Dated:  March 28, 1997                 By: /s/ JEFFRY R. ALLEN
                                           -------------------------
                                           Jeffry R. Allen,
                                           Vice President Finance and
                                           Operations, Chief Financial
                                           Officer
                                           (Principal Financial Officer)





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                                 EXHIBIT INDEX

                            DESCRIPTION OF DOCUMENT

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
EXHIBIT
NUMBER
--------
 2.1  Agreement and Plan of Reorganization, dated as of March 17, 1997, between the Registrant and Internet Middleware Corporation, a California
      corporation.

 2.2  Agreement of Merger between the Registrant and Internet Middleware
      Corporation as filed with the California Secretary of State on March 17, 1997.

 2.3 Stock Option Agreement between the Registrant and certain former employees of Internet Middleware Corporation.

99.1 Press release of the Registrant, dated March 17, 1997, announcing the completion of the Registrant's acquisition of Internet Middleware
      Corporation.





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